                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                              IMPACT SYSTEMS, INC.
                                       TO
                         VOITH SULZER ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                VOITH SULZER PAPER TECHNOLOGY NORTH AMERICA INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates (the "Share Certificates") evidencing shares of common stock, without par value (the "Shares"), of Impact Systems, Inc., a California corporation, are not immediately available, (ii) time will not permit all required documents to reach ChaseMellon Shareholder Services, L.L.C., as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or (iii) the procedure for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary. See Section 2 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

           BY MAIL:                       BY HAND:                 BY OVERNIGHT COURIER:
    ChaseMellon Shareholder        ChaseMellon Shareholder        ChaseMellon Shareholder
       Services, L.L.C.               Services, L.L.C.               Services, L.L.C.
     Post Office Box 3301         120 Broadway - 13th Floor       Mail Drop Reorg. Dept.
  South Hackensack, NJ 07606         New York, NY 10271          Ridgefield Park, NJ 07660
     Attn: Reorganization           Attn: Reorganization
          Department                     Department

                     FACSIMILE TRANSMISSION: (201) 329-8936
                       CONFIRMATION OF FAX:(201) 296-4860

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders to Voith Sulzer Acquisition Corp., a California corporation, and a wholly owned subsidiary of Voith Sulzer Paper Technology North America Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 18, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal, receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in Section 2 of the Offer to Purchase.

Number of Shares:                              Name(s) of Record Holder(s):
-------------------------------------------    -------------------------------------------
                                               -------------------------------------------
Certificate Nos. (if available):               Please Print
-------------------------------------------    Addresses:
Check ONE box if Shares will be tendered by    -------------------------------------------
book-entry transfer (including through         -------------------------------------------
  DTC's ATOP):                                 Zip Code
[ ]  The Depository Trust Company              Area Code and
[ ]  Philadelphia Depository Trust Company     Tel. No.:
Account Number:                                Signature(s):
                                               -------------------------------------------
                                               Dated:, 199 ___

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     The undersigned, a firm that is a member firm of a national securities exchange registered with the Securities and Exchange Commission or the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States hereby guarantees delivery to the Depositary, at one of its addresses set forth above, of Share Certificates evidencing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's accounts at the Depository Trust Company or the Philadelphia Depository Trust Company (pursuant to the procedures for book-entry transfer, set forth in Section 2 of the Offer to Purchase), in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) properly completed and duly executed with any required signature guarantees, or an Agent's Message (as defined in Section 2 of the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

-------------------------------------------    -------------------------------------------
Name of Firm                                   Authorized Signature
-------------------------------------------    -------------------------------------------
Address                                        Title
-------------------------------------------    Name:
Zip Code                                              Please Type or Print
Area Code and Tel. No.:                        Date:, 199 __

         DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED
             DELIVERY. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR
                             LETTER OF TRANSMITTAL.

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